Exhibit 99.1
News Release
Mirion Announces Record Fourth Quarter and Record Full Year 2024 Financial Results;
Reaffirms Full Year 2025 Guidance
•Revenues for the fourth quarter increased 10.4% to $254.3 million, compared to $230.4 million in the same period in 2023.
•GAAP net income was $15.9 million in the fourth quarter, compared to a GAAP net loss of $14.5 million in the same period last year; a 210% improvement. Adjusted EBITDA was $69.6 million, a 14.1% increase from $61.0 million in the same period last year.
•GAAP net earnings per share in the fourth quarter was $0.07, compared to a GAAP net loss per share of $0.08 in the fourth quarter of 2023. Adjusted earnings per share for the quarter was $0.17, compared to $0.15 in the same period last year.
•The company reaffirmed its full year 2025 guidance provided at the December 2024 Investor Day for revenue growth, Organic Revenue growth, Adjusted EBITDA, and Adjusted Free Cash Flow guidance and introduced Adjusted Earnings per Share guidance.
◦Total and Organic Revenue growth rates are expected to be between 4.0% to 6.0% and 5.5% to 7.5%, respectively.
◦Adjusted EBITDA is expected to be between $215 million and $230 million.
◦Adjusted Free Cash Flow is expected to be between $85 and $110 million.
◦Initial Adjusted Earnings per Share guidance is between $0.45 and $0.50 per share.

Atlanta, GA – February 11, 2025 – Mirion (“we” or the “company”) (NYSE: MIR), a global provider of radiation detection, measurement, analysis, and monitoring solutions to the medical, nuclear, defense, and research end markets, today announced results for the fourth quarter and full year ended December 31, 2024.

“We are pleased to report record 2024 performance, with good momentum continuing into 2025,” commented Mirion’s Chief Executive Officer Thomas Logan. “Both fourth quarter and full year performance marked record revenue, record adjusted EBITDA, and record adjusted EPS all while delivering on our full year guidance. We also simplified our capital structure and significantly improved our net leverage during the year.”

Logan continued, “Our Nuclear & Safety and Medical Groups grew fourth quarter organic revenue and enhanced their adjusted EBITDA margin performance compared to the same period last year. The fourth quarter reflects continued progress towards the 2028 long-range plan introduced at our Investor Day.”

Logan concluded, “We entered 2025 with approximately half of expected 2025 revenue in our backlog. We are advancing discussions on the $300 - $400 million of large order potential previously disclosed and see increased opportunities to bid on other large deals. Moreover, short order-cycle time flow business continues to reflect positive momentum from our key vertical markets.”

2025 Guidance
Commenting on Mirion’s full year 2025 guidance, Logan said, “We are reaffirming the 2025 financial guidance that we shared at our Investor Day and are introducing adjusted EPS guidance. We are confident in our ability to continue to grow the business, deliver margin expansion, and drive greater free cash flow in 2025 and beyond.”

Mirion has provided the following guidance for the fiscal year ending December 31, 2025.

•Revenue growth of approximately 4.0% – 6.0%; includes a foreign exchange rate headwind of approximately 190 basis points

Exhibit 99.1
News Release
•Organic Revenue growth of approximately 5.5% – 7.5%; includes an approximately 30 basis point lasers business closure headwind from 2024
•Adjusted EBITDA and Adjusted EBITDA margin of approximately $215 million - $230 million and 24.5% - 25.5%, respectively; includes a foreign exchange rate headwind to adjusted EBITDA of approximately $6 million
•Adjusted Free Cash Flow of approximately $85 million - $110 million; adjusted Free Cash Flow Conversion of approximately 39% - 48% of adjusted EBITDA
•Adjusted EPS of approximately $0.45 – $0.50 per share

Additional modeling and guidance assumptions are included in the earnings presentation on the Company’s investor relations page.

The Company’s guidance contains forward-looking statements and actual results may differ materially as a result of known and unknown uncertainties and risks, including those set forth below under the heading “Forward-Looking Statements.” In addition, forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as stock-based compensation expense, amortization and depreciation expense, merger and acquisition activity and purchase accounting adjustments, that have not yet occurred, are out of Mirion’s control, or cannot be reasonably predicted. Accordingly, reconciliations of our guidance for organic revenue growth, adjusted EBITDA, adjusted EPS, adjusted free cash flow and adjusted free cash flow conversion are not available without unreasonable effort.

Conference Call
Mirion will host a conference call tomorrow, February 12, 2025 at 11:00 a.m. ET to discuss its financial results. Participants may access the call by dialing 1-877-407-9208 or 1-201-493-6784, and requesting to join the Mirion Technologies, Inc. earnings call. A live webcast will also be available at https://ir.mirion.com/news-events.
A telephonic replay will be available shortly after the conclusion of the call and until February 26, 2025. Participants may access the replay at 1-844-512-2921 or 1-412-317-6671, and enter access code 13751221. An archived replay of the call and an accompanying presentation will also be available on the Investors section of the Mirion website at https://ir.mirion.com/.

Exhibit 99.1
News Release

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strive”, “seeks”, “plans”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position and guidance, our backlog and order potential, our business strategy and plans, our objectives for future operations, macroeconomic trends, trends in cancer care, nuclear power and small modular reactor, foreign exchange, interest rate and inflation expectations and any future mergers, acquisitions, divestitures and strategic investments, including the completion and integration of previously completed transactions. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including changes in domestic and foreign business, market, economic, financial, political and legal conditions, including related to matters affecting Russia, the relationship between the United States and China, conflict in the Middle East, potential tariffs or other trade and supply chain disruptions, and risks of slowing economic growth or economic recession in the United States and globally; developments in the government budgets (defense and non-defense) in the United States and other countries, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, delays in the government budget process, a U.S. government shutdown or the U.S. government’s failure to raise the debt ceiling; risks related to the public’s perception of nuclear radiation and nuclear technologies; risks related to the continued growth of our end markets; our ability to win new customers and retain existing customers; our ability to realize sales expected from our backlog of orders and contracts; risks related to governmental contracts; our ability to mitigate risks associated with long-term fixed price contracts, including risks related to inflation; risks related to information technology system failures or other disruptions or cybersecurity, data security or other security threats; risks related to the implementation and enhancement of information systems; our ability to manage our supply chain or difficulties with third-party manufacturers; risks related to competition; our ability to manage disruptions of, or changes in, our independent sales representatives, distributors and original equipment manufacturers; our ability to realize the expected benefit from strategic transactions, such as acquisitions, divestitures, investments and partnerships, including any synergies, or internal restructuring and improvement efforts; our ability to issue debt, equity or equity-linked securities in the future; risks related to changes in tax law and ongoing tax audits; risks related to future legislation and regulation both in the United States and abroad; risks related to the costs or liabilities associated with product liability claims; risks related to the uncertainty of legal claims, litigation, arbitration and similar proceedings; our ability to attract, train and retain key members of our leadership team and other qualified personnel; risks related to the adequacy of our insurance coverage; risks related to the global scope of our operations, including operations in international and emerging markets; risks related to our exposure to fluctuations in foreign currency exchange rates, interest rates and inflation, including the impact on our debt service costs; our ability to comply with various laws and regulations and the costs associated with legal compliance; risks related to the outcome of any litigation, government and regulatory proceedings, investigations and inquiries; risks related to our ability to protect or enforce our proprietary rights on which our business depends or third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; our ability to predict our future operational results; and the effects of health epidemics, pandemics and similar outbreaks may have on our business, results of operations or financial condition. Further information on risks, uncertainties and other factors that could affect our financial results are included in the filings we make with the United States Securities and Exchange Commission (the “SEC”) from time to time, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other periodic reports filed or to be filed with the SEC.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any

Exhibit 99.1
News Release
obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
In addition to our results determined in accordance with GAAP, we believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Reconciliation of Non-GAAP Financial Measures” section of this press release. Non-GAAP financial information is not a substitute for GAAP financial information and undue reliance should not be placed on such non-GAAP financial information. In addition, similarly titled items used by other companies may not be comparable due to variations in how they are calculated and how terms are defined.

Channels for Disclosure of Information
Mirion intends to announce material information to the public through the Mirion Investor Relations website ir.mirion.com, SEC filings, press releases, public conference calls and public webcasts. Mirion uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information Mirion posts on social media could be deemed to be material information. As such, Mirion encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on Mirion’s investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which Mirion will announce information will be posted on the investor relations page on Mirion’s website.

About Mirion
Mirion (NYSE: MIR) is a global leader in radiation safety, science and medicine, empowering innovations that deliver vital protection while harnessing the transformative potential of ionizing radiation across a diversity of end markets. The Mirion Nuclear & Safety group provides proven radiation safety technologies that operate with precision – for essential work within R&D labs, critical nuclear facilities, and on the front lines. The Mirion Medical group solutions help enhance the delivery and ensure safety in healthcare, powering the fields of Nuclear Medicine, Radiation Therapy QA, Occupational Dosimetry, and Diagnostic Imaging. Headquartered in Atlanta (GA – USA), Mirion employs approximately 2,800 people and operates in 12 countries. Learn more at mirion.com.

For investor inquiries:
Eric Linn
ir@mirion.com

For media inquiries:
Erin Schesny
media@mirion.com

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Consolidated Balance Sheets
(Unaudited)
(In millions, except share data)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$175.2	$128.8
Restricted cash	0.3	0.6
Accounts receivable, net of allowance for doubtful accounts	177.7	172.3
Costs in excess of billings on uncompleted contracts	67.0	48.7
Inventories	133.2	144.1
Prepaid expenses and other current assets	41.3	44.1
Total current assets	594.7	538.6
Property, plant, and equipment, net	146.3	134.5
Operating lease right-of-use assets	30.3	32.8
Goodwill	1,426.2	1,447.6
Intangible assets, net	411.6	538.8
Restricted cash	0.1	1.1
Other assets	26.8	25.1
Total assets	$2,636.0	$2,718.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56.5	$58.7
Deferred contract revenue	96.6	103.4
Third-party debt, current	1.2	1.2
Operating lease liability, current	6.4	6.8
Accrued expenses and other current liabilities	102.7	95.6
Total current liabilities	263.4	265.7
Third-party debt, non-current	685.2	684.7
Warrant liabilities	—	55.3
Operating lease liability, non-current	27.1	28.1
Deferred income taxes, non-current	61.1	84.0
Other liabilities	40.1	50.7
Total liabilities	1,076.9	1,168.5
Commitments and contingencies
Stockholders’ equity:
Class A common stock; $0.0001 par value, 500,000,000 shares authorized; 225,915,767 shares issued and outstanding at December 31, 2024; 218,177,832 shares issued and outstanding at December 31, 2023	—	—
Class B common stock; $0.0001 par value, 100,000,000 shares authorized; 6,504,885 shares issued and outstanding at December 31, 2024; 7,787,333 issued and outstanding at December 31, 2023	—	—
Treasury stock, at cost; 288,013 shares at December 31, 2024 and 149,076 shares at December 31, 2023	(3.2)	(1.3)
Additional paid-in capital	2,143.3	2,056.5
Accumulated deficit	(541.5)	(505.4)
Accumulated other comprehensive loss	(93.0)	(65.3)
Mirion Technologies, Inc. stockholders’ equity	1,505.6	1,484.5
Noncontrolling interests	53.5	65.5
Total stockholders’ equity	1,559.1	1,550.0
Total liabilities and stockholders’ equity	$2,636.0	$2,718.5

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Fiscal Year Ended December 31, 2024	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2022
Revenues:
Product	$643.1	$597.8	$533.0
Service	217.7	203.1	184.8
Total revenues	860.8	800.9	717.8
Cost of revenues:
Product	348.7	339.7	307.5
Service	112.4	104.8	100.2
Total cost of revenues	461.1	444.5	407.7
Gross profit	399.7	356.4	310.1
Operating expenses:
Selling, general and administrative	341.1	340.1	362.3
Research and development	35.0	31.7	30.3
Goodwill impairment	—	—	211.8
Impairment loss on business held for sale	—	—	3.5
(Gain) loss on disposal of business	(1.2)	6.5	—
Total operating expenses	374.9	378.3	607.9
(Loss) income from operations	24.8	(21.9)	(297.8)
Other expense (income):
Third-party interest expense	57.9	61.9	42.5
Third-party interest income	(6.6)	(4.8)	(0.6)
Loss on debt extinguishment	—	2.6	—
Foreign currency loss (gain), net	2.2	(0.3)	4.9
Increase (decrease) in fair value of warrant liabilities	5.3	24.8	(37.6)
Other income, net	(0.1)	(0.8)	(0.4)
Loss before income taxes	(33.9)	(105.3)	(306.6)
Loss (benefit) from income taxes	2.7	(6.6)	(18.2)
Net loss	(36.6)	(98.7)	(288.4)
Loss attributable to noncontrolling interests	(0.5)	(1.8)	(11.5)
Net loss attributable to Mirion Technologies, Inc. stockholders	$(36.1)	$(96.9)	$(276.9)

Net loss per common share attributable to Mirion Technologies, Inc. stockholders — basic and diluted	$(0.18)	$(0.49)	$(1.53)
Weighted average common shares outstanding — basic and diluted	204.991	196.369	181.149

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Consolidated Statements of Cash Flows
(Unaudited) (In millions)

	Fiscal Year Ended December 31, 2024	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2022
OPERATING ACTIVITIES:
Net loss	$(36.6)	$(98.7)	$(288.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	150.4	162.8	174.5
Stock-based compensation expense	15.6	21.9	31.8
Loss on debt extinguishment	—	2.6	—
Amortization of debt issuance costs	3.1	3.1	3.5
Provision for doubtful accounts	3.4	1.8	0.3
Inventory obsolescence write down	5.2	2.3	0.9
Change in deferred income taxes	(23.8)	(30.9)	(37.2)
Loss on disposal of property, plant and equipment	0.5	0.6	3.4
Loss (gain) on foreign currency transactions	2.2	(0.3)	4.9
Increase (decrease) in fair values of warrant liabilities	5.3	24.8	(37.6)
Amortization of inventory step-up	—	—	6.3
Goodwill impairment	—	—	211.8
(Gain) Loss on disposal of business	(1.2)	6.5	—
Other	1.8	(0.6)	3.6
Changes in operating assets and liabilities:
Accounts receivable	(12.0)	(5.0)	(14.8)
Costs in excess of billings on uncompleted contracts	(23.9)	1.9	(4.5)
Inventories	1.3	(0.5)	(34.8)
Deferred cost of revenue	0.3	0.7	(0.8)
Prepaid expenses and other current assets	(2.6)	(14.0)	(2.4)
Accounts payable	(1.5)	(9.9)	4.5
Accrued expenses and other current liabilities	11.3	2.6	5.5
Deferred contract revenue	(1.1)	23.9	6.9
Other assets	0.9	0.3	5.4
Other liabilities	0.5	(0.7)	(3.4)
Net cash provided by operating activities	99.1	95.2	39.4
INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash and cash equivalents acquired	(1.0)	(31.4)	(6.6)
Purchases of property, plant, and equipment and badges	(48.8)	(37.1)	(34.2)
Sales of property, plant, and equipment	—	—	0.8
Proceeds from net investment hedge derivative contracts	3.6	3.8	0.5
Proceeds from business disposal	2.5	1.0	—
Other investing	—	(1.0)	—
Net cash used in investing activities	(43.7)	(64.7)	(39.5)
FINANCING ACTIVITIES:
Issuances of common stock	—	150.0	—
Common stock issuance costs	—	(0.3)	—
Stock repurchased to satisfy tax withholding for vesting restricted stock units	(2.0)	(1.0)	—
Principal repayments	—	(127.3)	(6.6)
Deferred financing costs	(1.3)	—	—
Proceeds from net cash flow hedge derivative contracts	1.0	0.6	—
Other financing	(1.0)	0.6	(0.4)
Net cash (used in) provided by financing activities	(3.3)	22.6	(7.0)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(7.0)	2.4	(3.2)
Net increase (decrease) in cash, cash equivalents, and restricted cash	45.1	55.5	(10.3)
Cash, cash equivalents, and restricted cash at beginning of period	130.5	75.0	85.3
Cash, cash equivalents, and restricted cash at end of period	$175.6	$130.5	$75.0

Exhibit 99.1
News Release

Share Count
225,915,767 shares of Class A common stock were outstanding as of December 31, 2024. This excludes (1) 6,504,885 shares of Class B common stock outstanding as of December 31, 2024 (2) 1.5 million shares of Class A common stock underlying restricted stock units and 1.3 million shares of Class A common stock underlying performance stock units; and (3) any other shares issuable from future equity awards under our 2021 Omnibus Incentive Plan, which had 34,453,345 shares reserved (subject to annual automatic increases) as of December 31, 2024. The 6,504,885 shares of Class B common stock are paired on a one-for-one basis with shares of Class B common stock of Mirion Intermediate Co., Inc. (the "paired interests"). Holders of the paired interests have the right to have their interests redeemed for, at the option of Mirion, shares of Class A common stock on a one-for-one basis or cash based on a trailing stock price average. All share data is as of December 31, 2024, unless otherwise noted.

Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Organic revenues is defined as Revenues excluding the impact of foreign exchange rates as well as mergers, acquisitions and divestitures in the period.
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization adjusted to remove the impact of foreign currency gains and losses, amortization of acquired intangible assets, changes in the fair value of warrants, certain non-operating expenses (restructuring and costs to achieve operational synergies, merger, acquisition and divestiture expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Revenue.
Adjusted net income is defined as GAAP net income adjusted for foreign currency gains and losses, amortization of acquired intangible assets, changes in the fair value of warrants, certain non-operating expenses (restructuring and costs to achieve operational synergies, merger, acquisition and divestiture expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted EPS is defined as adjusted net income divided by weighted average common shares outstanding — basic and diluted.
Adjusted free cash flow is defined as free cash flow adjusted to include the impact of cash used to fund non-operating expenses. We believe that the inclusion of supplementary adjustments to free cash flow applied in presenting adjusted free cash flow is appropriate to provide additional information to investors about our cash flows that management utilizes on an ongoing basis to assess our ability to generate cash for use in acquisitions and other investing and financing activities.
Adjusted Free Cash Flow Conversion is defined as adjusted free cash flow divided by adjusted EBITDA.
Free cash flow is defined as U.S. GAAP net cash provided by operating activities adjusted to include the impact of purchases of property, plant, and equipment, purchases of badges and proceeds from derivative contracts.
Net leverage is defined as Net Debt (debt minus cash and cash equivalents) divided by Adjusted EBITDA plus contributions to Adjusted EBITDA if acquisitions made during the applicable period had been made before the start of the applicable period.

Exhibit 99.1
News Release

Operating Metrics
Order growth is defined as the amount of revenue earned in a given period and estimated to be earned in future periods from contracts entered into in a given period as compared with such amount for a prior period. Foreign exchange rates are based on the applicable rates as reported for the time period.
Adjusted order growth (decline) is defined as order growth (decline) adjusted to exclude large, one-time orders and the impact of acquisitions and divestitures.

Exhibit 99.1
News Release

The following tables present reconciliations of certain non-GAAP financial measures for the applicable periods.

Mirion Technologies, Inc.
Reconciliation of Adjusted EBITDA
(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Income (loss) from operations	$29.0	$13.4	$24.8	$(21.9)
Amortization	25.9	31.8	118.5	131.3
Depreciation	8.7	8.2	31.9	31.5
Stock-based compensation	3.7	4.2	15.6	21.9
Non-operating expenses	1.8	3.4	12.3	18.2
Other expense (income)	0.5	—	0.5	(0.3)
Adjusted EBITDA	$69.6	$61.0	$203.6	$180.7

Income from operations margin	11.4%	5.8%	2.9%	(2.7)%
Adjusted EBITDA margin	27.4%	26.5%	23.7%	22.6%
Mirion Technologies, Inc.
Reconciliation of Adjusted Earnings per Share
(In millions, except per share values)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income (loss) attributable to Mirion Technologies, Inc.	$14.9	$(15.2)	$(36.2)	$(96.9)
Gain (loss) attributable to non-controlling interests	1.0	0.7	(0.4)	(1.8)
GAAP net income (loss)	$15.9	$(14.5)	$(36.6)	$(98.7)
Foreign currency loss (gain), net	2.0	(1.3)	2.2	(0.3)
Amortization of acquired intangibles	25.9	31.8	118.5	131.3
Stock-based compensation	3.7	4.2	15.6	21.9
Change in fair value of warrant liabilities	—	18.5	5.3	24.8
Debt extinguishment	—	—	—	2.6
Non-operating expenses	1.9	3.2	12.7	17.1
Tax impact of adjustments above	(13.5)	(12.0)	(32.3)	(32.1)
Adjusted Net Income	$35.9	$29.9	$85.4	$66.6

Weighted average common shares outstanding — basic and diluted	211.274	199.280	204.991	196.369
Dilutive Potential Common Shares - RSUs	1.565	0.528	1.360	0.388
Adjusted weighted average common shares — diluted	212.839	199.808	206.351	196.757

GAAP earnings (loss) per share	$0.07	$(0.08)	$(0.18)	$(0.49)
Adjusted earnings per share	$0.17	$0.15	$0.41	$0.34